                                                                     EXHIBIT 2

AETERNA LABORATORIES INC.

Consolidated Financial Statements

DECEMBER 31, 2002, 2001 2000

                                  [LETTERHEAD]




REPORT OF INDEPENDENT AUDITORS

TO THE SHAREHOLDERS OF
AETERNA LABORATORIES INC.


We have audited the consolidated balance sheets of AETERNA LABORATORIES INC. as at December 31, 2002 and 2001 and the consolidated statements of operations, deficit, contributed surplus and cash flows for each of the years in the three-year period ended December 31, 2002. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002 in accordance with Canadian generally accepted accounting principles.



/s/ PricewaterhouseCoopers LLP


CHARTERED ACCOUNTANTS

Quebec, Quebec, Canada
January 31, 2003









PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.



                                      (1)

AETERNA LABORATORIES INC.
Consolidated Balance Sheets
--------------------------------------------------------------------------------

(expressed in thousands of Canadian dollars)

                                                           DECEMBER 31,
                                                  -----------------------
                                                         2002        2001
                                                            $           $
ASSETS
CURRENT ASSETS
Cash and cash equivalents                              12,494      11,993
Short-term investments                                 69,040      42,071
Accounts receivable (notes 5 and 6)                    74,840      24,657
Income taxes recoverable                                 --           155
Inventory (notes 5 and 7)                              16,335       8,304
Prepaid expenses and deferred charges                   2,041       1,161
Future income tax assets                                1,682        --
                                                  -----------------------
                                                      176,437      88,341
PROPERTY, PLANT AND EQUIPMENT (notes 8 and 15)         21,688      15,404

DEFERRED CHARGES                                        1,047        --

INTANGIBLE ASSETS (notes 9 and 15)                     90,300       2,065

GOODWILL (note 3)                                      24,252      22,188

FUTURE INCOME TAX ASSETS (note 16)                     17,249       6,354
                                                  -----------------------
                                                      330,968     134,352
                                                  -----------------------
                                                  -----------------------
LIABILITIES

CURRENT LIABILITIES
Promissory note (note 5)                               43,000        --
Accounts payable and accrued liabilities (note 10)     42,557      23,430
Income taxes                                            3,783        --
Balance of purchase price (note 4)                     39,690        --
Current portion of long-term debt                       3,202       3,447
                                                  -----------------------
                                                      132,232      26,877

DEFERRED REVENUES                                      12,438        --

LONG-TERM DEBT (note 11)                                9,969      10,401

EMPLOYEE FUTURE BENEFITS (note 13)                      6,042         116

FUTURE INCOME TAX LIABILITIES (note 16)                35,275        --

NON-CONTROLLING INTEREST                               24,676      18,339
                                                  -----------------------
                                                      220,632      55,733
                                                  -----------------------
SHAREHOLDERS' EQUITY

SHARE CAPITAL (note 14)                               153,578      97,513

CONTRIBUTED SURPLUS                                       854        --

DEFICIT                                               (44,864)    (19,082)

CUMULATIVE TRANSLATION ADJUSTMENT                         768         188
                                                  -----------------------
                                                      110,336      78,619
                                                  -----------------------
                                                      330,968     134,352
                                                  -----------------------
                                                  -----------------------

The accompanying notes are an integral part of these consolidated financial statements.

APPROVED BY THE BOARD OF DIRECTORS



/s/ Eric Dupont                        /s/ Pierre MacDonald
_________________________              _________________________
Eric Dupont, PhD                       Pierre MacDonald, MSc
Director                               Director



                                      (2)

AETERNA LABORATORIES INC.
Consolidated Statements of Deficit
--------------------------------------------------------------------------------

(expressed in thousands of Canadian dollars)


                                       YEARS ENDED DECEMBER 31,
                                       ------------------------
                                         2002     2001     2000
                                            $        $        $
BALANCE - BEGINNING OF YEAR            19,082   15,613    5,955

Net loss for the year                  25,782    3,469    9,658
                                       ------------------------
BALANCE - END OF YEAR                  44,864   19,082   15,613
                                       ------------------------
                                       ------------------------







Consolidated Statements of Contributed Surplus
--------------------------------------------------------------------------------

(expressed in thousands of Canadian dollars)

                                       YEARS ENDED DECEMBER 31,
                                       ------------------------
                                       2002      2001      2000
                                          $         $         $
BALANCE - BEGINNING OF YEAR               -         -         -

Issuance of warrants                    747         -         -
Stock-based compensation costs          107         -         -
                                       ------------------------
BALANCE - END OF YEAR                   854         -         -
                                       ------------------------
                                       ------------------------


The accompanying notes are an integral part of these consolidated financial statements.



                                      (3)

AETERNA LABORATORIES INC.
Consolidated Statements of Operations
--------------------------------------------------------------------------------

(expressed in thousands of Canadian dollars, except share and per share data)

                                                                                   YEARS ENDED DECEMBER 31,
                                                               ----------------------------------------------------------------

                                                                          2002                   2001                   2000
                                                                             $                      $                      $
REVENUES                                                                101,204                 43,777                 8,405
                                                               ----------------------------------------------------------------

OPERATING EXPENSES
Cost of sales                                                            77,443                 29,950                 1,123
General, selling and administrative                                      17,777                 13,039                 8,506
Research and development costs                                           26,062                 22,681                16,707
Research and development tax credits and grants (note 15)                (1,933)                (5,989)               (6,717)
Depreciation and amortization
      Property, plant and equipment                                       1,992                  1,353                 1,231
      Intangible assets                                                     429                    330                   201
      Goodwill                                                                -                    167                    22
                                                               ----------------------------------------------------------------
                                                                        121,770                 61,531                21,073
                                                               ----------------------------------------------------------------

OPERATING LOSS                                                          (20,566)               (17,754)              (12,668)
                                                               ----------------------------------------------------------------

INTEREST INCOME                                                           2,903                  3,763                 3,615
                                                               ----------------------------------------------------------------
INTEREST EXPENSE
On redeemable common shares of the subsidiary                                 -                   (437)                 (605)
On long-term debt                                                          (485)                  (274)                    -
Other                                                                       (42)                  (142)                    -
                                                               ----------------------------------------------------------------
                                                                           (527)                  (853)                 (605)
                                                               ----------------------------------------------------------------
LOSS BEFORE INCOME TAXES                                                (18,190)               (14,844)               (9,658)

INCOME TAX RECOVERY (EXPENSE) (note 16)                                  (4,425)                 4,752                     -
                                                               ----------------------------------------------------------------

LOSS BEFORE THE FOLLOWING ITEMS                                         (22,615)               (10,092)               (9,658)
GAIN ON DILUTION (notes 4d and 12)                                          424                 10,223                     -

NON-CONTROLLING INTEREST                                                 (3,591)                (3,600)                    -
                                                               ----------------------------------------------------------------

NET LOSS FOR THE YEAR                                                   (25,782)                (3,469)               (9,658)
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------

BASIC AND DILUTED NET LOSS PER SHARE (note 2)                             (0.67)                 (0.11)                (0.33)
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                        38,584,537             30,968,710            29,502,301
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------


The accompanying notes are an integral part of these consolidated financial statements.



                                      (4)

AETERNA LABORATORIES INC.
Consolidated Statements of Cash Flows
--------------------------------------------------------------------------------

(expressed in thousands of Canadian dollars)

                                                                                  YEARS ENDED DECEMBER 31,
                                                               -------------------------------------------------------------
                                                                          2002                   2001                   2000
                                                                             $                      $                      $
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year                                                   (25,782)                (3,469)               (9,658)
Items not affecting cash and cash equivalents
      Depreciation and amortization                                       2,421                  1,850                 1,454
      Stock-based compensation costs                                         53                      -                     -
      Future income taxes                                                 1,860                 (5,674)                 (650)
      Interest expense                                                        -                    437                   605
      Gain on dilution                                                     (424)               (10,223)                    -
      Non-controlling interest                                            3,591                  3,600                     -
      Employee future benefits                                               18                      -                     -
Change in non-cash operating working capital items
      Accounts receivable                                                (6,048)                  (879)               (1,353)
      Inventory                                                            (960)                  (904)                 (433)
      Prepaid expenses and deferred charges                                (212)                  (497)                 (314)
      Accounts payable and accrued liabilities                            2,603                    431                 3,536
      Income taxes                                                          983                   (478)                  650
                                                               -------------------------------------------------------------
                                                                        (21,897)               (15,806)               (6,163)
                                                               -------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Promissory note                                                          43,000                      -                     -
Increase in long-term debt                                                    -                      -                    95
Repayment of long-term debt                                              (2,608)                (2,620)                  (63)
Issuance of warrants                                                        747                      -                     -
Issuance of shares                                                       57,442                 19,459                21,527
Share issue expenses                                                     (1,324)                (1,954)               (1,872)
Issuance of shares by a subsidiary                                        2,000                      -                     -
Redeemable common shares of a subsidiary (note 12)                            -                      -                20,000
Deferred interest expense paid in cash                                        -                      -                  (334)
                                                               -------------------------------------------------------------
                                                                         99,257                 14,885                39,353
                                                               -------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
Change in short-term investments                                        (26,907)                19,317               (28,732)
Business acquisition, net of cash acquired (note 4)                     (43,474)               (13,475)               (2,055)
Acquisition of product line                                                (435)                     -                     -
Purchase of property, plant and equipment                                (5,146)                  (610)                 (994)
Additions to intangible assets                                           (1,423)                  (344)                 (174)
                                                               -------------------------------------------------------------
                                                                        (77,385)                 4,888               (31,955)
                                                               -------------------------------------------------------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                     (25)                 3,967                 1,235

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                526                    766                     -

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                            11,993                  7,260                 6,025
                                                               -------------------------------------------------------------
CASH AND CASH EQUIVALENTS - END OF YEAR                                  12,494                 11,993                 7,260
                                                               -------------------------------------------------------------
                                                               -------------------------------------------------------------
ADDITIONAL INFORMATION
Interest paid                                                               466                    478                     -
Income taxes paid                                                         1,776                  1,462                     -


The accompanying notes are an integral part of these consolidated financial statements.



                                      (5)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

1     INCORPORATION AND NATURE OF ACTIVITIES

      The company, incorporated under the Canada Business Corporations Act, is organized under three operating segments. The biopharmaceutical segment focuses on the development of novel therapeutic approaches for diseases characterized by unmet medical needs. The cosmetics and nutrition segment focuses on the development, manufacturing and marketing of cosmetic, nutritional and nutraceutical products. The distribution segment specializes in the sale of high-end value-added products and active ingredients distribution in the sectors of cosmetics, nutrition, pharmaceuticals and fine chemicals. The company's customers are primarily located in Canada, the United States, Europe and Asia.


2     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION

      These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. These principles conform, in all material respects, with accounting principles generally accepted in the United States, except as described in note 20. The significant accounting policies, which have been consistently applied, are summarized as follows:

      BASIS OF CONSOLIDATION

      The consolidated financial statements of AEterna Laboratories Inc. include the accounts of the company and all of its subsidiaries, accounted for using the full consolidation method. Intercompany transactions and related balances have been eliminated. The subsidiaries and the company's percentage of interest are as follows:

                                                      PERCENTAGE OF INTEREST
                                                 -------------------------------

                                                     2002                 2001
           SUBSIDIARIES                                 %                    %

          AEterna GmbH                              100.00                   -
                Zentaris AG                         100.00                   -
           Atrium Biotechnologies inc. ("Atrium")    61.76               63.64
                Atrium Biotech USA                  100.00              100.00
                Unipex Finance S.A.                  70.28               70.20


      ACCOUNTING ESTIMATES

      The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities reported in the financial statements. Those estimates and assumptions also affect the disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the years. Significant estimates include the allowance for doubtful accounts, provisions for obsolete inventory, future income tax assets, the useful lives of property, plant and equipment, the valuation of intangible assets and goodwill and certain accrued liabilities. Actual results could differ from those estimates.




                                      (6)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      FOREIGN CURRENCY TRANSLATION

      Atrium Biotech USA inc., a subsidiary of Atrium, AEterna GmbH and Zentaris AG, German subsidiaries of AEterna Laboratories Inc. are considered to be integrated foreign operations. As a result, the foreign subsidiaries accounts are translated into Canadian dollars using the temporal method. Under this method, monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at the average rate for the year. Gains and losses resulting from translation are reflected in the statement of operations.

      Unipex Finance S.A., a French subsidiary of Atrium, is considered to be a self-sustaining foreign operation. As a result, the foreign subsidiary's financial statements, whose functional currency is other than the Canadian dollar, are translated into Canadian dollars using the current rate method. Under this method, assets and liabilities are translated at the exchange rates in effect at the balance sheet date and revenues and expenses are translated at the average rate for the year. Gains and losses resulting from translation are deferred in the "Cumulative translation adjustment" account under "Shareholders' Equity".

      Foreign currency transactions

      Transactions denominated in foreign currencies are translated into Canadian dollars as follows:

      Monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date and revenues and expenses are translated at the average rate for the year. Non-monetary assets and liabilities are translated at historical rates. Gains and losses arising from such translation are reflected in the statements of operations.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents consist of cash on hand and balances with banks, exclusive of bank advances, as well as all highly liquid short-term investments. The company considers all highly liquid short-term investments having a term of less than three months at the acquisition date to be cash equivalents.

      SHORT-TERM INVESTMENTS

      Short-term investments, which are valued at the lower of amortized cost and market value, are mainly composed of bonds which do not meet the company's definition of highly liquid short-term investments.

      INVENTORY

      Inventory is valued at the lower of cost and market value. Cost is determined using the first in, first out basis. Cost of finished goods includes raw materials, labour and manufacturing overhead under the absorption costing method. Market value is defined as replacement cost for raw materials and as net realizable value for finished goods.





                                      (7)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      PROPERTY, PLANT AND EQUIPMENT AND DEPRECIATION

      Property, plant and equipment are recorded at cost, net of related government grants and accumulated depreciation. Depreciation is calculated using the following methods and annual rates:

                                                 METHODS          ANNUAL RATES
                                                                             %
           Building                        Straight-line                     5
           Equipment                   Declining balance                    20
           Office furniture            Declining balance                    20
           Computer equipment              Straight-line                33 1/3
           Automotive equipment            Straight-line                    20

      The carrying value of property, plant and equipment is evaluated whenever significant events occur which may indicate a permanent impairment in value, based upon a comparison of the carrying value to the net recoverable amount.

      DEFERRED CHARGES

      Deferred charges relate to deferred upfront payments made by a subsidiary in connection with research and development collaborations. These charges are included in the statement of operations over the period of the contracts.

      INTANGIBLE ASSETS

      Intangible assets consist of patents, trademarks, licenses, distribution agreements and organization costs. Patents and trademarks represent costs, including professional fees, incurred for the filing of patents and the registration of trademarks for product marketing and manufacturing purposes, net of related government grants and accumulated amortization. Intangible assets are amortized on a straight-line basis over their estimated useful lives of three to fifteen years for patents, trademarks, licenses and distribution agreements and five years for organization costs.

      Intangible assets with finite lives are reviewed for impairment when events or circumstances indicate that costs may not be recoverable. Impairment exists when the carrying value of the assets is greater than the pre-tax undiscounted future cash flows expected to be provided by the asset. The amount of impairment loss, if any, is the excess of the carrying value over the estimated pre-tax undiscounted future cash flows. Finite-lived intangible assets are written down for any permanent impairment in value of the unamortized portion. As at December 31, 2002, there were no events or circumstances indicating that the carrying value may not be recoverable. The company does not have indefinite-lived intangible assets.

      GOODWILL

      Goodwill represents the excess of the purchase price over the fair values of the net assets of entities acquired at the respective dates of acquisition. Goodwill is tested annually, or more frequently if impairment indicators arise, for impairment in relation to the fair value of each reporting unit to which goodwill applies and the value of other assets in that reporting unit. An impairment charge is recorded for any goodwill that is considered impaired.




                                      (8)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      EMPLOYEE FUTURE BENEFITS

      Some of the company's subsidiaries maintain defined benefit plans and one defined contribution plan for their employees. These subsidiaries accrue their obligations under employee benefit plans and the related costs. In this regard, the following policies have been adopted:

      - The cost of pension and other retirement benefits earned by employees is actuarially determined using the projected unit credit and benefit method prorated on service and management's best estimate of expected plan investment performance, salary escalation, retirement ages of employees and expected health care costs.
      - The net actuarial gain (loss) of the benefit obligation is reported in the statement of operations as it arises.

      DEFERRED REVENUES

      Deferred revenues relate to upfront payments received by a subsidiary in connection with research cooperation agreements. These revenues are included in the statement of operations over the period of the contracts.

      REVENUE RECOGNITION

      The biopharmaceutical segment is currently in a phase in which potential products are being further developed or marketed jointly with strategic partners. The existing cooperation and royalty agreements usually foresee one-time payments (upfront payments), payments for research and development services in the form of cost reimbursements, milestone payments and royalty receipts for licensing and marketing product candidates.

      Payments received at the beginning of research cooperation agreements (upfront payments) are not recorded as revenue when received but are amortized based on the progress of the research and development work concerned.

      Milestone payments are recognized when appropriate development results are achieved and agreed by the customer. Royalty receipts for marketing products are only to be paid by cooperation and royalty partners when product revenues are achieved and are accordingly first recorded as revenues by the company at such time.

      Revenues from sales of products are recognized, net of estimated sales allowances and rebates, when title passes to customers, which is at the time goods are shipped.

      INCOME TAXES

      The company follows the asset and liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined according to differences between the carrying amounts and tax bases of the assets and liabilities. Changes in the net future income tax assets or liabilities are included in the statement of operations. Future income tax assets and liabilities are measured using substantively enacted tax rates and laws expected to apply in the years in which assets and liabilities are expected to be recovered or settled.

      The company establishes a valuation allowance against future income tax assets if, based on available information, it is not more likely than not that some or all of the future income tax assets will be realized.




                                      (9)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      RESEARCH AND DEVELOPMENT TAX CREDITS AND GRANTS

      The company is entitled to scientific research and experimental development ("SR&ED") tax credits granted by the Canadian federal government ("Federal") and the government of the Province of Quebec ("Provincial"). Federal SR&ED tax credits are earned on qualified Canadian SR&ED expenditures at a rate of 20% and can only be used to offset Federal income taxes otherwise payable. Refundable provincial SR&ED tax credits are generally earned on qualified SR&ED salaries, subcontracting and university contract expenses incurred in the Province of Quebec, at a rate of 20%.

      SR&ED tax credits and grants are accounted for using the cost reduction method. Accordingly, tax credits and grants are recorded as a reduction of the related expenses or capital expenditures in the period the expenses are incurred. The refundable portion of SR&ED tax credits is recorded in the year in which the related expenses or capital expenditures are incurred and the non-refundable portion of SR&ED tax credits and grants is recorded at such time, provided the company has reasonable assurance the credits or grants will be realized.

      RESEARCH AND DEVELOPMENT COSTS

      Research costs are expensed as incurred. Development costs are expensed as incurred except for those which meet generally accepted criteria for deferral, which are capitalized and amortized against operations over the estimated period of benefit. As at December 31, 2002, no costs have been deferred.

      LOSS PER SHARE

      In order to calculate the loss per share, subordinate and multiple voting shares are considered as common shares.

      The basic net loss per share is calculated using the weighted average number of common shares outstanding during the year.

      The diluted net loss per share is calculated based on the weighted average number of common shares outstanding during the year, plus the effects of dilutive common share equivalents such as options and warrants. This method requires that the diluted net loss per share be calculated using the treasury stock method, as if all common share equivalents had been exercised at the beginning of the reporting period, or period of issuance, as the case may be, and that the funds obtained thereby were used to purchase common shares of the company at the average trading price of the common shares during the period. Stock options to purchase common shares as disclosed in note 14e) were not included in the computation of net loss per share because the inclusion of these options would be anti-dilutive.

      STOCK-BASED COMPENSATION PLANS

      The company and one of its subsidiaries maintain stock compensation plans, which are described in note 14. No compensation expense is recognized for these plans when stock options are granted to employees and directors, unless granted for consulting services. Any consideration paid by employees and directors on exercise of stock options is credited to share capital. The options granted to collaborators are accounted for using the fair value method. The company has chosen not to use the fair value method to account for stock-based compensation costs arising from awards to employees but discloses the pro-forma information relating to net loss and loss per share as if the fair value method of accounting had been used.



                                      (10)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

3     CHANGES IN ACCOUNTING POLICIES

      BUSINESS COMBINATIONS, INTANGIBLE ASSETS AND GOODWILL

      In 2001, the Canadian Institute of Chartered Accountants ("CICA") approved new standards modifying the method of accounting for business combinations entered into after June 30, 2001, and addressed the accounting for goodwill and other intangible assets. The new standards on goodwill and other intangible assets should be applied for fiscal years beginning on or after January 1, 2002. The company has adopted these standards since January 1, 2002 and it no longer amortizes goodwill. However, management evaluates goodwill for impairment annually. Finite-lived intangible assets will continue to be amortized over their estimated useful lives. As required by the standards, the company completed the impairment tests and did not record any impairments. These standards are essentially the same as the new Statements of Financial Accounting Standards ("SFAS") No. 141 and 142 in the United States.

      The net carrying value of goodwill is composed as follows:

                                                           DECEMBER 31,
                                                 -------------------------------
                                                     2002                  2001
                                                        $                     $

           Balance - Beginning of year             22,188                 1,294
                Acquisitions                        1,431                20,799
                Amortization                            -                  (167)
                Effect of foreign exchange rate       633                   262
                                                 -------------------------------
           Balance - End of year                   24,252                22,188
                                                 -------------------------------
                                                 -------------------------------

      The following table reflects the adjusted results as though the adoption of the New Standards had occurred at the beginning of fiscal 2001 and 2000:

                                               YEARS ENDED DECEMBER 31,
                                   ---------------------------------------------
                                        2002              2001             2000
                                           $                 $                $


      Reported net loss              (25,782)           (3,469)          (9,658)
      Goodwill amortization                -               167               22
                                   ---------------------------------------------
      Adjusted net loss              (25,782)           (3,302)          (9,636)
                                   ---------------------------------------------
                                   ---------------------------------------------

      Basic and diluted net loss per share
           As reported                 (0.67)            (0.11)           (0.33)
           Goodwill amortization           -                 -                -
                                   ---------------------------------------------

           Adjusted net loss           (0.67)            (0.11)           (0.33)
                                   ---------------------------------------------
                                   ---------------------------------------------





                                      (11)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      STOCK-BASED COMPENSATION PLANS

      On January 1, 2002, the company adopted the recommendations of CICA Handbook Section 3870 STOCK-BASED COMPENSATION AND OTHER STOCK-BASED PAYMENTS. This Section establishes standards for the recognition, measurement and disclosure of stock-based compensation made in exchange for goods and services and requires the use of the fair value method to account for awards to non-employees and direct awards of stock to employees and encourages, but does not require the use of the fair value method to account for stock-based compensation costs arising from awards to employees. The company has chosen not to use the fair value method to account for its stock-based compensation costs. However, in accordance with Section 3870, it has presented pro-forma disclosures relating to net loss and loss per share figures as if the fair value method of accounting had been used.

      FOREIGN CURRENCY TRANSLATION

      On January 1, 2002, the company adopted the recommendations of CICA Handbook Section 1650 FOREIGN CURRENCY TRANSLATION. The revised standard no longer permits the deferral and amortization of unrealized gains and losses that arise on the translation of long-term foreign currency denominated monetary assets and liabilities. Under the new rules, such gains and losses must be reported in the statement of operations as they arise. The adoption of that standard did not have any effect on the financial statements of the company.


4     BUSINESS ACQUISITIONS

      ACQUISITIONS IN 2002

      a)   Zentaris AG

           On December 30, 2002, AEterna GmbH, a new subsidiary of AEterna Laboratories Inc., acquired 100% of the issued and outstanding shares of Zentaris AG for a total consideration of $85,449,771
           (euro 51,832,385). Zentaris AG is an integrated biopharmaceutical and biotechnological company which develops and produces innovative products and technologies for patient-friendly therapies in oncology and endocrinology. The net assets acquired and the purchase price may be subject to adjustments subsequent to the review of the audited financial statements of Zentaris AG as at December 31, 2002. The purchase price allocation shown below is preliminary and is based on the company's estimates of fair value. The final allocation is expected to be completed within the next six months and may result in the purchase price being allocated from identified intangible assets, among others, to goodwill. As described in note 2, goodwill that may result from this acquisition will not be amortized. The results of operations will be consolidated from December 30, 2002.

           The balance of purchase price, bearing interest at the EURIBOR rate for a three-month term deposit plus 1%, will be due and payable on the earlier of September 30, 2003 or the merger date of AEterna GmbH and Zentaris AG. Then, the receivable from a former affiliated company of Zentaris AG described in note 6 will be cashed on the same day.





                                      (12)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      b)   ADF Chimie S.A.

           On May 1, 2002, Unipex Finance S.A., a French subsidiary of Atrium, acquired 100% of the issued and outstanding common shares of ADF Chimie S.A. for a total consideration of $2,315,471 of which an amount of $1,877,284 was paid cash and $438,187 as a balance of purchase price. The acquisition is subject to contingent payments specified in the agreement for an approximate amount of $807,827 (euro 487,700) payable at the latest in July 2005. These contingent payments will be recorded as goodwill when the related conditions have been met. ADF Chimie S.A. is a distributor of active and specialty ingredients for the cosmetics industry. The results of operations of this acquisition have been included in the consolidated statement of operations since May 1, 2002, being the date of acquisition.

           The net assets acquired at the allocated values are as follows:

                                                    ZENTARIS    ADF CHIMIE
                                                          AG          S.A.
                                                           $             $
     Assets
           Cash and cash equivalents                   3,646           548
           Other current assets                       48,638         1,332
           Property, plant and equipment               2,934             7
           Intangible assets                          86,890             -
           Goodwill                                        -         1,093
           Future income tax assets                   12,719             -
                                                   ------------------------
                                                     154,827         2,980
                                                   ------------------------
     Liabilities
           Current liabilities                        15,778           665
           Deferred revenues                          12,438             -
           Employee future benefits                    5,886             -
           Future income tax liabilities              35,275             -
                                                   ------------------------
                                                      69,377           665
                                                   ------------------------
     Net assets acquired                              85,450         2,315
                                                   ------------------------
                                                   ------------------------
     Consideration
           Cash                                       45,760         1,877
           Balance of purchase price                  39,690           438
                                                   ------------------------
                                                      85,450         2,315
                                                   ------------------------
                                                   ------------------------

     Net cash used for the acquisition                42,114         1,329
                                                   ------------------------
                                                   ------------------------


Goodwill is non-deductible for income tax purposes




                                      (13)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      c)   Other acquisitions

           On April 15, 2002, Atrium Biotech USA Inc., a subsidiary of Atrium, acquired a product line for a total cash consideration of $435,394. The acquisition is subject to contingent payments specified in the agreement for a maximum amount of $300,000 of which $100,000 have been paid and recorded as goodwill. The balance of $200,000 may be payable at the latest in October 2003 if the related conditions have been met; it will be then recorded as goodwill. The results of operations of this acquisition have been included in the statement of operations since April 15, 2002, being the date of acquisition. Based upon the allocation of the purchase price, the transaction resulted in $212,134 of goodwill and $223,260 of inventory. The goodwill acquired is deductible for income tax purposes.

           On September 8, 2002, Atrium acquired 300 common shares of the outstanding capital stock of Unipex Finance S.A., increasing its interest in the latter to 70.28% (70.2% in 2001) for a cash consideration of $31,171. The excess of the purchase price over the net carrying value on the date of acquisition is $26,221 and is recorded as goodwill not deductible for income tax purposes.

      d)   Gain on dilution

           On September 13, 2002, as a result of the issuance of 166,667 shares by Atrium, a gain on dilution amounting to $424,751 was recognized.

      ACQUISITION IN 2001

      On July 2, 2001, the subsidiary, Atrium, acquired 70.2% of the issued and outstanding common shares of Unipex Finance S.A. for total cash consideration of $21,000,390. Unipex Finance S.A. specializes in providing value-added services of importation, in supporting innovation, and in distributing raw materials and high-end brand-name additives for multinational corporations. Under the shareholders' agreement, the minority shareholders of Unipex Finance S.A. will have the right to exchange their shares for shares of Atrium in the event of its listing on the stock exchange.

      The acquisition has been accounted for using the purchase method, and the results of operations have been consolidated from the date of acquisition. The net assets acquired at the allocated values are as follows:

                                                              $
           Assets
                Cash and cash equivalents                 7,526
                Other current assets                     20,690
                Property, plant and equipment             1,103
                Identifiable intangible assets              304
                                                     ----------
                                                         29,623
                                                     ----------
           Liabilities
                Current liabilities                      15,337
                Long-term debt                           10,475
                                                     ----------
                                                         25,812
                                                     ----------
           Net identifiable assets                        3,811
                                                     ----------
                                                     ----------
           Net identifiable assets acquired - 70.2%       2,675
           Goodwill                                      18,325
                                                     ----------
           Purchase price paid cash                      21,000
                                                     ----------
                                                     ----------





                                      (14)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      An amount of $8,300,000 out of the total amount of goodwill is deductible for income tax purposes over the following years.

      ACQUISITION IN 2000

      On October 3, 2000, the subsidiary, Atrium, acquired a product line in the nutritional supplements market from a third party for total consideration of US$2,113,427 (CAN$3,184,935). Of this amount, US$1,363,427
      (CAN$2,054,685) was paid in cash and the balance of the purchase price of US$750,000 (CAN$1,130,250) was paid during 2001 and 2002. This acquisition, which has been accounted for using the purchase method, resulted in goodwill amounting to US$873,225 (CAN$1,315,950) based on the following allocation of the purchase price to the net identifiable assets acquired:

                                                                            $
           Net identifiable assets acquired                             1,869
           Goodwill                                                     1,316
                                                                   ----------
           Purchase price                                               3,185
                                                                   ----------
                                                                   ----------
           Consideration
                Cash                                                    2,055
                Balance of purchase price, non-interest bearing         1,130
                                                                   ----------
           Cash paid                                                    3,185
                                                                   ----------
                                                                   ----------

      The operations of the product line acquired have been consolidated from the date of acquisition.

      The total amount of goodwill is deductible for income tax purposes.


5     CREDIT FACILITY AND PROMISSORY NOTE

      A subsidiary has an available line of credit, bearing interest at prime rate and renewable annually. A moveable hypothec without delivery on accounts receivable and inventory amounting to $5,712,418 has been pledged as security for the line of credit of an authorized amount of $5,000,000. As at December 31, 2002 and 2001, the line of credit was unused.

      The promissory note bearing interest at prime rate plus 1% was due on demand. A moveable hypothec on the universality of the company's accounts receivable, cash equivalents and short-term investments has been given as security. The promissory note was repaid on January 15, 2003 through short-term investments.




                                      (15)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

6     ACCOUNTS RECEIVABLE


                                                                                                    DECEMBER 31,
                                                                                      -----------------------------------------

                                                                                                 2002                   2001
                                                                                                    $                      $
      Receivable from a former affiliated company of Zentaris AG, bearing interest at the EURIBOR rate for a three-month term deposit plus 1%
           (note 4a)                                                                            37,576                     -
      Trade, net of an allowance for doubtful accounts of $247 ($230 in 2001)                   30,980                19,632
      Interest                                                                                     754                   510
      Grants                                                                                     2,939                 2,406
      Research and development tax credits recoverable                                             860                 1,295
      Commodity taxes                                                                            1,094                   536
      Other                                                                                        637                   278
                                                                                      -----------------------------------------
                                                                                                78,840                24,657
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------

7     INVENTORY

                                                                                                    DECEMBER 31,
                                                                                      -----------------------------------------
                                                                                                 2002                   2001
                                                                                                    $                      $

      Raw materials                                                                              6,965                 1,629
      Finished goods                                                                             8,716                 6,471
      Finished goods intended for clinical trials                                                  654                   204
                                                                                      -----------------------------------------
                                                                                                16,335                 8,304
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------



                                      (16)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

8     PROPERTY, PLANT AND EQUIPMENT

                                                                             DECEMBER 31,
                                        ---------------------------------------------------------------------------------------
                                                                          2002                                          2001
                                        -----------------------------------------     -----------------------------------------
                                                                   ACCUMULATED                                   ACCUMULATED
                                                    COST          DEPRECIATION                   COST           DEPRECIATION
                                                       $                     $                      $                      $
      Land                                           459                      -                    401                     -
      Building                                    13,582                  1,920                 13,231                 1,302
      Equipment                                   10,367                  2,341                  3,374                 1,587
      Office furniture                             1,147                    579                  1,057                   444
      Computer equipment                           1,648                    778                  1,090                   441
      Automotive equipment                           140                     37                     49                    24
                                        ---------------------------------------------------------------------------------------
                                                  27,343                  5,655                 19,202                 3,798
                                                               -----------------                           ------------------
                                                               -----------------                           ------------------
      Less:
           Accumulated depreciation                5,655                                         3,798
                                        -------------------                           ------------------
                                                  21,688                                        15,404
                                        -------------------                           ------------------
                                        -------------------                           ------------------

9     INTANGIBLE ASSETS

                                                                             DECEMBER 31,
                                        ---------------------------------------------------------------------------------------
                                                                          2002                                          2001
                                        -----------------------------------------     -----------------------------------------
                                                                   ACCUMULATED                                   ACCUMULATED
                                                    COST          DEPRECIATION                   COST           DEPRECIATION
                                                       $                     $                      $                      $
      Patents and trademarks                      90,201                 1,040                  2,567                   765
      Licences and distribution
           agreements                              1,206                    112                    172                    31
      Organization costs                             190                    145                    163                    41
                                        ---------------------------------------------------------------------------------------
                                                  91,597                  1,297                  2,902                   837
                                                               -----------------                           ------------------
                                                               -----------------                           ------------------
      Less:
           Accumulated amortization                1,297                                           837
                                        -------------------                           ------------------
                                                  90,300                                         2,065
                                        -------------------                           ------------------
                                        -------------------                           ------------------

      Acquisitions of intangible assets amount to $88,313,522 ($648,646 in 2001 and $173,717 in 2000) including the estimated fair value of $86,890,193 allocated to intangible assets subsequent to the acquisition of Zentaris AG (note 4).



                                      (17)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

10    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                                                                    DECEMBER 31,
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------
                                                                                                 2002                   2001
                                                                                                    $                      $

      Trade payable                                                                             27,009                17,798
      Accrued liabilities on research contracts                                                  3,747                 2,710
      Advance payment related to a licensing agreement                                           1,016                     -
      Salaries and employee benefits                                                             2,250                 1,716
      Deferred revenues                                                                          4,867                     -
      Other accrued liabilities                                                                  3,668                 1,206
                                                                                      -----------------------------------------
                                                                                                42,557                23,430
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------


11    LONG-TERM DEBT

                                                                                                    DECEMBER 31,
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------
                                                                                                 2002                   2001
                                                                                                    $                      $
      Loan from the federal and provincial governments, non-interest bearing, payable in five annual equal and consecutive instalments. The first instalment is due on July 2004. The authorized amount is $4,000,000 and represents 25% of the eligible costs related to the building and
           to the process equipment                                                              4,000                 4,000
      Loans payable in euros and for which the shares of the subsidiary Unipex
           S.A. have been given as collateral
           Bearing interest at LIBOR rate plus 1%, payable in quarterly instalments including principal and interest, maturing in October
           2004                                                                                  3,687                 4,626
           Bearing interest at EURIBOR rate plus 2.5%, interest payable annually,
                maturing in October 2005                                                         3,788                 3,244
      Loan from a shareholder of a subsidiary for which the shares of the subsidiary Unipex S.A. have been given as collateral, bearing interest
           at 4%, interest payable annually, maturing in December 2003                           1,262                 1,082
      Balance of purchase price, non-interest bearing, payable in monthly
           instalments of euro 6,098 (CAN$10,100), maturing in July 2006                           434                     -
      Paid during the year                                                                           -                   896
                                                                                      -----------------------------------------
                                                                                                13,171                13,848
      Less: Current portion                                                                      3,202                 3,447
                                                                                      -----------------------------------------
                                                                                                 9,969                10,401
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------

      The principal instalments due on long-term debt for the next five years amount to $3,201,911 in 2003, $2,789,832 in 2004, $4,708,957 in 2005,
      $870,703 in 2006 and $800,000 in 2007.



                                      (18)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

12    REDEEMABLE COMMON SHARES OF A SUBSIDIARY

      On January 21 and September 19, 2000, Atrium, a company's subsidiary, issued two blocks of 1,000,000 common shares each, totalling 2,000,000 common shares for cash consideration of $20,000,000. Each of the common shares had one subordinate voting right and a participating right. Under the terms of the first block of common shares issued on January 21, 2000, Atrium agreed to use the $10,000,000 in proceeds within a period of 24 months following the effective date of the agreement to acquire shares or assets of businesses in a similar industry ("qualifying acquisition"). This qualifying acquisition was made on July 2, 2001 (see note 4).

      After January 21, 2005, anyone of the investors will have the right to put their shares back to Atrium, and Atrium is obligated to repurchase them at a price based on the percentage of interest in Atrium at the date the put option is exercised multiplied by consolidated net earnings during the immediately preceding fiscal year multiplied by a factor of 13.54.

      Furthermore, if AEterna Laboratories Inc. ("AEterna") accepts an offer concerning the purchase of at least 90% of the Atrium's issued and outstanding shares, each of the investors are obligated to sell their shares to this third party. AEterna shall pay to the investors the difference between the acquisition price of these shares and the value thereof that would have provided a return equal to an annual compound interest rate of 25% on their investment.

      As at December 31, 2000 the redeemable common shares of Atrium are recorded at their fair value of $24,609,547, calculated under the redemption formula referred to above. The difference between the carrying value of the redeemable common shares of $20,000,000 and the estimated redemption value as at December 31, 2000 is being amortized to operations over the current and remaining term until January 21, 2005. The unamortized portion has been recorded as deferred interest expense and has been included in intangible assets until the amendment of the shareholders' agreement.

      On May 17 and 22, 2001, the company's subsidiary, Atrium, and all its shareholders amended, effective as of January 21, 2000, certain terms of the shareholders' agreement such that Atrium is no longer obligated to repurchase the common shares as described below.

      Under the terms of the amended shareholders' agreement, as of January 21, 2005, the investors have the option of selling some or all of its interests in Atrium back to Atrium and the company, at a defined repurchase price set out in the amended agreement. However, Atrium and the company are not obligated to repurchase these shares. In the event of an offer from third parties for such shares, Atrium and the company have in turn the right of first refusal to repurchase the shares. If they refuse the offer to repurchase, the company is obligated to pay the investors an amount equal to the difference between the price paid by the purchaser and the defined repurchase price, plus a premium of 10% of the defined repurchase price. Both amounts will be paid by the issuance of the company's shares.

      As a result of the amendments to the shareholders' agreement, the company reclassified the common shares issued by Atrium to the minority shareholders from a liability to equity. Accordingly, in the second quarter of the fiscal year ended December 31, 2001, the company recognized a gain on dilution and a minority interest in Atrium.



                                      (19)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

13    EMPLOYEE FUTURE BENEFITS

      Some of the company's subsidiaries offer various defined benefit plans which guarantee the payment of pension and post-employment benefits to most of their employees.

      With the exception of those offered by Zentaris AG to its employees, the employee future benefits maintained by one of the company's subsidiaries are not significant and therefore the disclosures otherwise required have not been provided. The disclosures required with regards to those of Zentaris AG will be provided when available to the company and after the purchase price allocation has been completed (see note 4a).


14    SHARE CAPITAL

      a)    Authorized

            Unlimited number of shares of the following classes:
                Common
                      Multiple voting shares, voting and participating, ten
                           votes per share, convertible into one subordinate voting share at the option of the holder
                      Subordinate voting shares, voting and participating, one
                           vote per share
                Preferred, first and second ranking, issuable in series, with rights and privileges specific to each class. As at December 31, 2002, there are no preferred shares issued and outstanding

      b)    Issued

                                                                               DECEMBER 31,
                                            -----------------------------------------------------------------------------------
                                                                 2002                        2001                        2000
                                            --------------------------- --------------------------- ---------------------------
                                                 NUMBER        AMOUNT        NUMBER        AMOUNT        NUMBER        AMOUNT
                                                                    $                           $                           $
           MULTIPLE VOTING SHARES
           Balance - Beginning of year        4,852,723         1,911     4,852,723         1,911     6,533,987         2,573
                Conversion of shares           (125,623)          (49)            -             -    (1,681,264)         (662)
                                            -----------------------------------------------------------------------------------
           Balance - End of year              4,727,100         1,862     4,852,723         1.911     4.852,723         1,911
                                            -----------------------------------------------------------------------------------
           SUBORDINATE VOTING SHARES
           Balance - Beginning of year       27,978,321        95,602    25,219,151        78,097    21,342,796        57,780
                Conversion of shares            125,623            49             -             -     1,681,264           662
                Issued pursuant to the
                      stock option plan         257,983         1,189       802,170         3,803       604,996         3,177
                Issued pursuant to a
                      private placement       7,600,000        56,253             -             -             -             -
                Issued pursuant to public
                      offerings                       -             -     1,957,000        15,656     1,590,095        18,350
                Share issue expenses                  -        (1,377)            -        (1,954)            -        (1,872)
                                            -----------------------------------------------------------------------------------
           Balance - End of year             35,961,927       151,716    29,978,321        95,602    25,219,151        78,097
                                            -----------------------------------------------------------------------------------
           TOTAL SHARE CAPITAL               40,689,027       153,578    32,831,044        97,513    30,071,874        80,008
                                            -----------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------



                                      (20)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      c)   Common share issues

           On April 9, 2002, pursuant to a private placement, the company issued 7,600,000 common shares at prices ranging from $7.40 to $7.45 per share for gross proceeds of $56,253,333. Pursuant to the exercise of stock options, the company issued 257,983 common shares at an average price of $4.60 per share for proceeds of $1,188,722.

           In 2001, pursuant to a public offering, the company issued 1,957,000 common shares at a price of $8.00 per share for gross proceeds of $15,656,000. Pursuant to the exercise of stock options, the company issued 802,170 common shares at an average price of $4.74 per share for proceeds of $3,803,051.

           On January 11, 2000, pursuant to the exercise of the over-allotment granted to the underwriters following the 1999 public offering, the company issued 375,000 common shares at a price of $6.00 per share for gross proceeds of $2,250,000. Furthermore, in 2000, pursuant to a bought deal, the company issued 1,215,095 common shares at a price of $13.25 per share for gross proceeds of $16,100,009. Pursuant to the exercise of stock options, the company issued 604,996 common shares at an average price of $5.25 per share for proceeds of $3,176,925.

      d) Pursuant to an agreement among the company, its transfer agent and the holders of the multiple voting right shares, in the event of a takeover bid, the holders of the multiple voting right shares have agreed not to sell their shares unless the holders of the subordinate voting right shares receive an offer with identical terms.

      e)   Company's stock option plan

           In December 1995, the company's Board of Directors adopted a stock option plan for its directors, senior executives, employees and other collaborators providing services to the company. The number of shares that are issuable under the plan shall not exceed 3,285,101. Options granted under the plan expire after a maximum period of ten years following the date of grant. Options granted under the plan generally vest over a three-year period.

           The following table summarizes the stock option activity under this plan:

                                                                2002                         2001                         2000
                                            --------------------------- --------------------------- ---------------------------
                                                            WEIGHTED                     WEIGHTED                    WEIGHTED
                                                             AVERAGE                      AVERAGE                     AVERAGE
                                                            EXERCISE                     EXERCISE                    EXERCISE
                                                               PRICE                        PRICE                       PRICE
                                                 NUMBER            $         NUMBER             $        NUMBER             $

                Balance - Beginning of
                      year                    2,877,671          7.05     2,641,591          6.01     2,916,232          5.22
                      Granted                 1,048,895          5.97     1,441,350          8.04       350,655         11.47
                      Exercised                (257,983)         4.61      (802,170)         4.74      (604,996)         5.25
                      Expired                  (382,129)         6.19      (186,100)         9.35             -             -
                      Forfeited                (336,582)         7.35      (217,000)         7.56       (20,300)         8.49
                                            -----------------------------------------------------------------------------------
                Balance - End of year         2,949,872          6.96     2,877,671          7.05     2,641,591          6.01
                                            -----------------------------------------------------------------------------------
                                            -----------------------------------------------------------------------------------
                Options exercisable - End
                      of year                 1,025,640          6.92     1,315,080          5.97     1,920,548          5.43
                                            -----------------------------------------------------------------------------------


                                      (21)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

           The following table summarizes the stock options outstanding as at December 31, 2002:

                                                                  OPTIONS OUTSTANDING          OPTIONS CURRENTLY EXERCISABLE
                                    ----------------------------------------------------  -------------------------------------


                                                          WEIGHTED
                                                           AVERAGE
                                                         REMAINING            WEIGHTED                               WEIGHTED
                                                       CONTRACTUAL             AVERAGE                                AVERAGE
                EXERCISE PRICE           NUMBER               LIFE      EXERCISE PRICE             NUMBER      EXERCISE PRICE
                                                                                     $                                      $
                $3.75 to $8.00        1,777,835                6.35                5.82           614,209                5.40
                $8.01 to $10.00       1,057,038                6.31                8.39           327,433                8.62
                $10.01 to $14.35        114,999                2.45               11.27            83,998               11.40
                                    -------------------------------------------------------------------------------------------
                                      2,949,872                6.18                6.96         1,025,640                6.92
                                    -------------------------------------------------------------------------------------------
                                    -------------------------------------------------------------------------------------------

           In 2002, the company granted to certain collaborators 40,000 options with a fair value of $107,032 which have been recorded as contributed surplus.

           Had compensation costs been determined using the fair value method at the date of grant for awards granted since January 1, 2002 under this stock option plan, the company's pro-forma net loss, basic and diluted loss per share for the year ended December 31, 2002 would have been $26,039,101 and $0.67, respectively. These pro-forma amounts include a compensation cost based on a weighted-average grant date fair value of $2.29 per stock option for 1,019,000 stock options (net of cancellation) granted during the year ended December 31, 2002, as calculated using the Black-Scholes option pricing model with the following assumptions: a risk-free interest rate of 3.72%, dividends of nil, an expected volatility of 57% and an expected life of 2.7 years. As permitted by CICA Handbook Section 3870, the pro-forma disclosure omits the effect of awards granted before January 1, 2002.

      f)   Subsidiary's stock option plan

           On November 1, 2000, the Board of Directors of the subsidiary, Atrium, adopted a stock option plan for its directors and employees providing services to Atrium. The exercise price of these options is equivalent to their fair value established annually from a specific formula and approved by the Board of Directors. The number of shares that are issuable under the plan shall not exceed 650,000. With the consent of the optionees, the company's stock option plan was modified on May 29, 2002. The option according to which employees and directors could receive, at their option, a cash amount equivalent to the difference between the fair value of the shares on the date of exercise and the exercise price determined on the date of grant was cancelled. Options granted under the plan generally vest over a five-year period, with 20% vesting on an annual basis starting on the first anniversary of the date of grant, and they expire after a maximum period of ten years following the date of grant.

           The company's ownership percentage of the subsidiary will change as a result of future exercises of stock options and outstanding subsidiary stock options may dilute the company's share of profits in the calculation of loss per share.


                                      (22)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

           The following table summarizes the stock option activity under this plan:

                                                                                 2002                                   2001
                                                   -------------------------------------  -------------------------------------
                                                   -------------------------------------  -------------------------------------

                                                                             WEIGHTED                               WEIGHTED
                                                                              AVERAGE                                AVERAGE
                                                                       EXERCISE PRICE                         EXERCISE PRICE
                                                           NUMBER                   $             NUMBER                   $
                Balance - Beginning of year               545,500               10.78            347,500               10.00
                      Granted                              60,000               12.29            230,000               11.84
                      Forfeited                           (27,000)              10.00            (32,000)              10.00
                                                   ----------------------------------------------------------------------------
                Balance - End of year                     578,500               10.97            545,500               10.78
                                                   ----------------------------------------------------------------------------
                                                   ----------------------------------------------------------------------------
                Options exercisable -
                      End of year                         155,500               10.36             66,500               10.00
                                                   ----------------------------------------------------------------------------
                                                   ----------------------------------------------------------------------------

           The following table summarizes the stock options outstanding as at December 31, 2002:

                                                                                                           OPTIONS CURRENTLY
                                                                         OPTIONS OUTSTANDING                     EXERCISABLE
                                               ------------------------------------------------  ------------------------------
                                                                     WEIGHTED       WEIGHTED                        WEIGHTED
                                                                      AVERAGE        AVERAGE                         AVERAGE
                                                                    REMAINING       EXERCISE                        EXERCISE
                                                                  CONTRACTUAL          PRICE                           PRICE
                EXERCISE PRICE                      NUMBER               LIFE              $          NUMBER               $

                $10.00                              333,500              7.21           10.00         131,000           10.00
                $12.29                              245,000              8.95           12.29          24,500           12.29
                                               --------------------------------------------------------------------------------
                                                    578,500              7.94           10.97         155,500           10.36
                                               --------------------------------------------------------------------------------
                                               --------------------------------------------------------------------------------

      g)   Warrants

           Pursuant to the April 9, 2002 private placement, the company issued 7,466,666 warrants for common shares of the company at a price of $0.10 per warrant for an amount of $746,667. Expiring March 31, 2003, 3,800,000 warrants may be exercised at a price of $13.00 per share and 3,666,666 warrants, expiring initially December 31, 2003 may be exercised at a price of $20.00 per share subject to certain conditions.


15    GRANTS

      Under the federal contribution program called Technology Partnerships Canada ("TPC"), the company received a grant equivalent to 30% of the eligible expenses incurred by the company in the development of AE-941 in oncology, dermatology and ophthalmology to a maximum of $29,400,000. This contribution will be repaid only upon the marketing of AE-941 derived products for each indication according to the corresponding generated income. Royalties will be paid upon the marketing of AE-941 derived products based on a percentage of gross project revenues under the terms and conditions stipulated in the agreements entered into between TPC and the company.


                                      (23)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      As at December 31, 2002, grants in the amount of $103,125 ($4,354,839 in 2001; $5,846,668 in 2000) have been recognized, of which an amount of $103,125 ($4,261,965 in 2001; $5,466,577 in 2000) has been recorded as a grant in the statement of operations, nil ($36,098 in 2001; $99,408 in 2000) as a decrease in property, plant and equipment and nil ($56,776 in 2001; $280,683 in 2000) as a decrease in intangible assets. If the company has to repay this contribution, the payments will be accounted for as an expense or in addition to property, plant and equipment or intangible assets in the period the condition for repayment has arisen. As at December 31, 2002, a reimbursement of grants, in the amount of $323,599 has been accounted for in addition to intangible assets.

      During the period from January 1, 1999 to December 31, 2002, the company recognized total grants of $14,873,653 of which an amount of $14,038,624 has been recorded as a grant in the statement of operations, $756,898 as a decrease in property, plant and equipment and $78,131 as a decrease in intangible assets.


16    INCOME TAXES

      The reconciliation of the combined Canadian federal and Quebec provincial income tax rate to the income tax expense (recovery) is as follows:

                                                                                  YEARS ENDED DECEMBER 31,
                                                               ----------------------------------------------------------------
                                                                          2002                    2001                  2000
           Combined federal and provincial statutory
                income tax rate                                          35.16%                 37.16%                38.13%
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------
           Income tax recovery based on statutory income                 (6,396)                (5,516)               (3,670)
                tax rate                                       $                      $                     $
           Manufacturing and processing tax credit                        1,162                    691                   483
           Non-deductible interest expense                                    -                    162                   197
           Change in valuation allowance                                  9,487                   (124)                3,652
           Variation in statutory income tax rate of
                foreign subsidiaries                                        (50)                   126                     -
           Change in promulgated rate                                       357                      -                     -
           Additional tax deduction                                        (108)                   (12)                 (529)
           Other                                                            (27)                   (79)                 (133)
                                                               ----------------------------------------------------------------
                                                               $          4,425       $         (4,752)     $              -
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------
           Income tax expense (recovery) is represented
                by:
                Current                                        $          2,565       $            922      $            650
                Future                                                    1,860                 (5,674)                 (650)
                                                               ----------------------------------------------------------------
                                                               $          4,425       $         (4,752)     $              -
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------


                                      (24)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      Significant components of future income tax assets and liabilities are as follows:

                                                                                        DECEMBER 31,
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------
                                                                          2002                   2001                   2000
                                                                             $                      $                      $
           Future income tax assets
                Current assets                                            1,682                     30                     -
                Research and development costs                            9,064                  6,498                 1,533
                Share issue expenses                                      1,016                  1,071                   876
                Operating losses carried forward                         14,914                  2,858                    86
                Intangible assets and goodwill                            4,390                  5,780                 7,614
                Employee future benefits                                    425                      -                     -
                Deferred revenues                                         6,749                      -                     -
                                                               ----------------------------------------------------------------
                                                                         38,240                 16,237                10,109

           Valuation allowance                                          (19,309)                (9,308)               (8,827)
                                                               ----------------------------------------------------------------
                                                                         18,931                  6,929                 1,282
                                                               ----------------------------------------------------------------
           Future income tax liabilities
                Property, plant and equipment                               347                    575                   632
                Deferred charges                                            556                      -                     -
                Intangible assets                                        34,372                      -                     -
                                                               ----------------------------------------------------------------
                                                                         32,275                    575                   632
                                                               ----------------------------------------------------------------
           Future income tax assets (liabilities), net                  (16,344)                 6,354                   650
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------

      As at December 31, 2002, the company has non-refundable research and development tax credits of $8,105,000 which can be carried forward to reduce Canadian federal income taxes payable and expire at the latest in 2012. No tax benefit has been accounted for in connection with those credits.

      The carryforwards and the tax credits claimed could be subjected to a review and a possible adjustment by the Canadian federal and Quebec provincial tax authorities.

      Loss carryforwards will expire no later than December 31, 2022.


                                      (25)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

17    SEGMENT INFORMATION

      The company manages its business and evaluates performance based on three operating segments, which are the biopharmaceutical segment, the cosmetics and nutrition segment and the distribution segment. The accounting principles used for these three segments are consistent with those used in the preparation of these consolidated financial statements.

      INFORMATION BY GEOGRAPHIC REGION

      Revenues by geographic region are detailed as follows:

                                                                                  YEARS ENDED DECEMBER 31,
                                                               ----------------------------------------------------------------
                                                                          2002                   2001                   2000
                                                                             $                      $                      $
           Canada                                                         1,301                    481                   533
           United States                                                  4,671                  3,894                 3,126
           Europe
                England                                                   1,620                  1,322                 1,390
                France                                                   83,915                 30,810                    48
                Other                                                     4,830                  2,699                   938
           Asia                                                           4,385                  4,317                 2,030
           Other                                                            482                    254                   340
                                                               ----------------------------------------------------------------
                                                                        101,204                 43,777                 8,405
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------

      Revenues have been allocated to geographic regions based on the country of residence of the related customers.

      Long-lived assets by geographic region are detailed as follows:

                                                                                  YEARS ENDED DECEMBER 31,
                                                               ----------------------------------------------------------------
                                                                          2002                   2001                   2000
                                                                             $                      $                      $
           Canada                                                        20,688                 16,025                16,610
           United States                                                  1,543                  1,234                 1,328
           France                                                        24,141                 22,398                     -
           Germany                                                       89,823                      -                     -
                                                               ----------------------------------------------------------------
                                                                        136,195                 39,657                17,938
                                                               ----------------------------------------------------------------
                                                               ----------------------------------------------------------------

      Long-lived assets consist of property, plant and equipment, intangible assets and goodwill.


                                      (26)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      THE PRINCIPAL FINANCIAL INFORMATION FOR EACH OF THESE SEGMENTS IS AS
      FOLLOWS:

                                                                                                                         2002
                                                 ------------------------------------------------------------------------------
                                                                     COSMETICS
                                                      BIOPHAR-             AND                    CONSOLIDATED
                                                    MACEUTICAL       NUTRITION   DISTRIBUTION      ADJUSTMENTS          TOTAL
                                                             $               $              $                $              $
           REVENUES                                        315          13,386         87,859            (356)        101,204
                                                 ------------------------------------------------------------------------------
           OPERATING EXPENSES
           Cost of sales                                     -           2,308         75,476            (341)         77,443
           General, selling and administrative           7,536           4,327          5,914               -          17,777
           Research and development costs               25,269             793              -               -          26,062
           Research and development tax
                credits and grants                      (1,599)           (334)             -               -          (1,933)
           Depreciation and amortization                 1,999             114            308               -           2,421
                                                 ------------------------------------------------------------------------------
                                                        33,205           7,208         81,698            (341)        121,770
                                                 ------------------------------------------------------------------------------
           OPERATING INCOME (LOSS)                     (32,890)          6,178          6,161             (15)        (20,566)

           INTEREST INCOME                               2,513             249            141               -           2,903

           INTEREST EXPENSE                                  -               -           (527)              -            (527)
                                                 ------------------------------------------------------------------------------
           EARNINGS (LOSS) BEFORE INCOME TAXES         (30,377)          6,427          5,775             (15)        (18,190)

           INCOME TAX RECOVERY (EXPENSE)                     -          (2,435)        (1,990)              -          (4,425)
                                                 ------------------------------------------------------------------------------
           EARNINGS (LOSS) BEFORE THE
                FOLLOWING ITEMS                        (30,377)          3,992          3,785             (15)        (22,615)
           Gain on dilution                                424               -              -               -             424
           Non-controlling interest                          -          (1,482)        (2,109)              -          (3,591)
                                                 ------------------------------------------------------------------------------
           NET EARNINGS (LOSS) FOR THE YEAR            (29,953)          2,510          1,676             (15)        (25,782)
                                                 ------------------------------------------------------------------------------
                                                 ------------------------------------------------------------------------------
           SEGMENT ASSETS                              244,709          25,016         62,411          (1,168)        330,968
                                                 ------------------------------------------------------------------------------
                                                 ------------------------------------------------------------------------------
           GOODWILL                                          -           1,519         22,733               -          24,252
                                                 ------------------------------------------------------------------------------
                                                 ------------------------------------------------------------------------------
           ACQUISITION OF LONG-LIVED ASSETS             95,488           1,421          1,363               -          98,272
                                                 ------------------------------------------------------------------------------
                                                 ------------------------------------------------------------------------------

      One customer from the distribution segment represents more than 10% of the company's revenues for which the sales represent 13% (12% in 2001 and nil in 2000). In 2000, two customers from the cosmetics and nutrition segment represented more than 10% of the company's revenues for sales representing 37% for one customer and 14% for the other one.

                                                                          2001
                                                 -------------------------------------------------------------------------------
                                                                     COSMETICS
                                                      BIOPHAR-             AND                     CONSOLIDATED
                                                       MACEUTI       NUTRITION    DISTRIBUTION      ADJUSTMENTS           TOTAL
                                                             $               $               $                $               $
           REVENUES                                          -          11,367          32,629            (219)         43,777
                                                 --------------------------------------------------------------------------------
           OPERATING EXPENSES
           Cost of sales                                     -           1,913          28,172            (135)         29,950
           General, selling and administrative           6,542           3,983           2,514               -          13,039
           Research and development costs               22,063             618               -               -          22,681
           Research and development tax
                credits and grants                      (5,774)           (215)              -               -          (5,989)
           Depreciation and amortization                 1,437             179             234               -           1,850
                                                 --------------------------------------------------------------------------------
                                                        24,268           6,478          30,920            (135)         61,531
                                                 --------------------------------------------------------------------------------
           OPERATING INCOME (LOSS)                     (24,268)          4,889           1,709             (84)        (17,754)

           INTEREST INCOME                               2,463             940             360               -           3,763

           INTEREST EXPENSE                               (437)              -            (416)              -            (853)
                                                 --------------------------------------------------------------------------------
           EARNINGS (LOSS) BEFORE INCOME TAXES         (24,242)          5,829           1,653             (84)        (14,844)

           INCOME TAX RECOVERY (EXPENSE)                     -           5,468            (716)              -           4,752
                                                 --------------------------------------------------------------------------------
           EARNINGS (LOSS) BEFORE THE
                FOLLOWING ITEMS                        (22,242)         11,297             937             (84)        (10,092)
           Gain on dilution                             10,223               -               -               -          10,223
           Non-controlling interest                          -          (3,186)           (414)              -          (3,600)
                                                 --------------------------------------------------------------------------------
           NET EARNINGS (LOSS) FOR THE YEAR            (12,019)          8,111             523             (84)         (3,469)
                                                 --------------------------------------------------------------------------------
                                                 --------------------------------------------------------------------------------
           SEGMENT ASSETS                               64,097          18,729          51,902            (376)        134,352
                                                 --------------------------------------------------------------------------------
                                                 --------------------------------------------------------------------------------
           GOODWILL                                          -           1,206          20,982               -          22,188
                                                 --------------------------------------------------------------------------------
                                                 --------------------------------------------------------------------------------
           ACQUISITION OF LONG-LIVED ASSETS                753             183          19,594               -          20,530
                                                 --------------------------------------------------------------------------------
                                                 --------------------------------------------------------------------------------

                                                                                             2000
                                                 ------------------------------------------------
                                                                       COSMETICS
                                                         BIOPHAR-            AND
                                                       MACEUTICAL      NUTRITION          TOTAL
                                                                $              $              $
           REVENUES                                            -          8,405           8,405
                                                 ------------------------------------------------
           OPERATING EXPENSES
           Cost of sales                                       -          8,405           8,405
           General, selling and administrative             5,931          2,575           8,506
           Research and development costs                 16,121            586          16,707
           Research and development tax
                credits and grants                        (6,665)           (52)         (6,717)
           Depreciation and amortization                   1,355             99           1,454
                                                 ------------------------------------------------
                                                          16,742           4,331         21,073
                                                 ------------------------------------------------
           OPERATING INCOME (LOSS)                       (16,742)          4,074        (12,668)

           INTEREST INCOME                                 2,696            919           3,615

           INTEREST EXPENSE                                    -           (605)           (605)
                                                 ------------------------------------------------
           EARNINGS (LOSS) BEFORE INCOME TAXES            (14,046)        4,388          (9,658)

           INCOME TAX RECOVERY (EXPENSE)                       -              -               -
                                                 ------------------------------------------------
           EARNINGS (LOSS) BEFORE THE
                FOLLOWING ITEMS                           (14,046)        4,388          (9,658)
           Gain on dilution                                    -              -               -
           Non-controlling interest                            -              -               -
                                                 ------------------------------------------------
           NET EARNINGS (LOSS) FOR THE YEAR               (14,046)        4,388          (9,658)
                                                 ------------------------------------------------
                                                 ------------------------------------------------
           SEGMENT ASSETS                                 67,307         33,275         100,582
                                                 ------------------------------------------------
                                                 ------------------------------------------------
           GOODWILL                                            -          1,294           1,294
                                                 ------------------------------------------------
                                                 ------------------------------------------------
           ACQUISITION OF LONG-LIVED ASSETS                1,823          1,415           3,238
                                                 ------------------------------------------------
                                                 ------------------------------------------------








                                      (27)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

18    FINANCIAL INSTRUMENTS

      FOREIGN CURRENCY RISK

      Since the company operates on an international scale, it is exposed to currency risks as a result of potential exchange rate fluctuations. As at December 31, 2002, there were no significant outstanding forward contracts. The total exchange gain (loss) included in the statements of operations amounts to ($140,500) in 2002 ($127,010 in 2001 and $198,668 in
      2000).

      FAIR VALUE

      Cash and cash equivalents, short-term investments, accounts receivable and accounts payable and accrued liabilities are financial instruments whose fair value approximates their carrying value due to their short-term maturity. The fair value of short-term investments is $69,925,301 in 2002 ($42,939,690 in 2001). The fair value of the long-term debt has been established by discounting the future cash flows at an interest rate corresponding to that which the company would currently be able to obtain for loans with similar maturity dates and terms. The fair value of the long-term debt is $13,427,346 in 2002 ($13,163,657 in 2001).

      CREDIT RISK

      Financial instruments which potentially subject the company to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments and accounts receivable. Cash and cash equivalents are maintained with high-credit quality financial institutions. Short-term investments consist primarily of bonds issued by high-credit quality corporations and institutions. Consequently, management considers the risk of non-performance related to cash and cash equivalents and short-term investments to be minimal.

      Generally, the company does not require collateral or other security from customers for trade accounts receivable; however, credit is extended following an evaluation of creditworthiness. In addition, the company performs on-going credit reviews of all its customers and establishes an allowance for doubtful accounts when accounts are determined to be uncollectible.

      INTEREST RATE RISK

      The company's exposure to interest rate risk is as follows:

           Cash and cash equivalents                     Variable interest rate
           Short-term investments                           Fixed interest rate
           Accounts receivable                             Non-interest bearing
           Unused line of credit                            Prime interest rate
           Accounts payable and accrued liabilities        Non-interest bearing
           Long-term debt                               As described in note 11


19    LEASE COMMITMENTS

      The company is committed to various operating leases totalling $2,928,000 (euro 1,768,000) in 2003 and $2,892,000 (euro 1,746,000) in 2004.


                                      (28)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

20    SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED
      ACCOUNTING PRINCIPLES IN CANADA AND IN THE UNITED STATES

      As a registrant with the Securities and Exchange Commission in the United States, the company is required to reconcile its financial statements for significant differences between generally accepted accounting principles as applied in Canada (Canadian GAAP) and those applied in the United States (U.S. GAAP).

      Additional disclosures required under U.S. GAAP have been provided in the accompanying financial statements and notes. In addition, the following summarizes differences between Canadian and U.S. GAAP and other required disclosures under U.S. GAAP.

      The following summary sets out the material adjustments to the company's reported net loss, net loss per share and shareholders' equity which would be made to conform with U.S. GAAP:

      STATEMENTS OF OPERATIONS

                                                                                   YEARS ENDED DECEMBER 31,
                                                                 --------------------------------------------------------------
                                                                            2002                  2001                  2000
                                                                               $                     $                     $
      Net loss for the year under Canadian GAAP                           (25,782)               (3,469)              (9,658)
      Stock-based compensation costs                         a)              (254)                 (256)              (2,088)
      Finished goods intended for clinical trials            b)              (450)                    -                  (90)
      Interest expense                                       c)                 -                   437                  605
      Amortization of organization costs                     d)                87                    41                    -
                                                                 --------------------------------------------------------------
      Net loss for the year under U.S. GAAP                               (26.399)               (3,247)             (11,231)
                                                                 --------------------------------------------------------------
      Other comprehensive loss
           Unrealized gains on short-term investments        f)               885                   869                  616
           Less: Reclassification of adjustments for gains
                (losses) realized in net loss                              (1,390)                    -                    2
                                                                 --------------------------------------------------------------
           Net unrealized losses (gains)                                     (505)                  869                  618
                                                                 --------------------------------------------------------------
           Foreign currency translation adjustments                           580                   188                    -
                                                                 --------------------------------------------------------------
      Comprehensive loss                                                  (26,324)               (2,190)             (10,613)
                                                                 --------------------------------------------------------------
                                                                 --------------------------------------------------------------
      Basic and diluted net loss per share under U.S. GAAP                 (0.68)                (0.10)                (0.38)
                                                                 --------------------------------------------------------------
                                                                 --------------------------------------------------------------
      Weighted average number of shares outstanding under
           U.S. GAAP                                                   38,584,537            30,968,710           29,502,301
                                                                 --------------------------------------------------------------
                                                                 --------------------------------------------------------------


                                      (29)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      STATEMENTS OF DEFICIT

                                                                                   YEARS ENDED DECEMBER 31,
                                                                 --------------------------------------------------------------
                                                                            2002                  2001                  2000
                                                                               $                     $                     $
      Deficit in accordance with Canadian GAAP                           (44,864)              (19,082)              (15,614)
      Stock-based compensation costs
           Current year                                     a)              (254)                 (255)               (2,088)
           Cumulative effect of prior years                               (4,644)               (4,389)               (2,300)
      Finished goods intended for clinical trials
           Current year                                     b)              (450)                    -                   (90)
           Cumulative effect of prior years                                 (204)                 (204)                 (113)
      Amortization of organization costs
           Current year                                     d)                87                    41                     -
           Cumulative effect of prior years                                   41                     -                     -
                                                                ---------------------------------------------------------------
      Deficit in accordance with U.S. GAAP                               (50,288)              (23,289)              (20,205)
                                                                ---------------------------------------------------------------
                                                                ---------------------------------------------------------------

      SHARE CAPITAL

                                                                                                    DECEMBER 31,
                                                                                      -----------------------------------------
                                                                                                 2002                   2001
                                                                                                    $                      $
      Share capital in accordance with Canadian GAAP                                           153,578                97,513
      Stock-based compensation costs related to stock option plan granted for underwriting compensation
           Current year                                                         a)                   -                  (402)
           Cumulative effect of prior years                                                       (896)                 (494)
                                                                                      -----------------------------------------
      Share capital in accordance with U.S. GAAP                                               152,162                96,617
                                                                                      -----------------------------------------
                                                                                     -----------------------------------------

      OTHER CAPITAL

                                                                                                    DECEMBER 31,
                                                                                      -----------------------------------------
                                                                                                 2002                   2001
                                                                                                    $                      $
      Other capital in accordance with Canadian GAAP                                               854                     -
      Stock-based compensation costs
           Current year                                                         a)                 254                   255
           Cumulative effect of prior years                                                      4,644                 4,389
      Stock-based compensation costs related to stock option plan granted for underwriting compensation
           Current year                                                         a)                   -                   402
           Cumulative effect of prior years                                                        896                   494
                                                                                      -----------------------------------------
      Other capital in accordance with U.S. GAAP                                                 6,648                 5,540
                                                                                      -----------------------------------------
                                                                                      -----------------------------------------


                                      (30)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      ACCUMULATED OTHER COMPREHENSIVE INCOME

                                                                                  YEARS ENDED DECEMBER 31,
                                                                ---------------------------------------------------------------
                                                                           2002                  2001                   2000
                                                                              $                     $                      $
      Foreign currency translation adjustments
           Balance - Beginning of year                                       188                     -                     -
                Change during the year                                       581                   188                     -
                                                                ---------------------------------------------------------------
           Balance - End of year                                             769                   188                     -
                                                                ---------------------------------------------------------------
      Unrealized gains (losses) on short-term investments
           and forward exchange contracts
           Balance - Beginning of year                                     1,390                   521                   (97)
                Change during the year                                      (505)                  869                   618
                                                                ---------------------------------------------------------------
           Balance - End of year                                             885                 1,390                   521
                                                                ---------------------------------------------------------------
      Accumulated other comprehensive income                               1,654                 1,578                   521
                                                                ---------------------------------------------------------------
                                                                ---------------------------------------------------------------

      STATEMENTS OF CASH FLOWS AND BALANCE SHEETS

      For the years ended December 31, 2002, 2001 and 2000 and as at December 31, 2002 and 2001, there are no significant differences between the statements of cash flows and balance sheets under Canadian GAAP as compared to U.S. GAAP.

      A)   STOCK-BASED COMPENSATION

           The company accounts for stock-based compensation related to options granted to employees and directors using the intrinsic value method prescribed in APB No. 25. The company provides additional pro-forma disclosures as required under SFAS No. 123.

           Under U.S. GAAP, transactions for which underwriters are issued equity instruments should be recorded by the company based upon the fair value of the equity instruments issued as an issuance of shares in other capital. Under Canadian GAAP, equity instruments issued for underwriters before January 1, 2002 are accounted for in share capital.

           The stock option plan for Atrium was considered to be a variable plan under U.S. GAAP up to May 29, 2002. The compensation costs under the variable plan have not been accounted for as expenses due to the insignificant amount.

      B)   FINISHED GOODS INTENDED FOR CLINICAL TRIALS

           Under U.S. GAAP, finished goods intended for clinical trials are expensed when acquired since they are considered as research and development costs. Under Canadian GAAP, finished goods intended for clinical trials are accounted for as inventory.


                                      (31)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      C)   REDEEMABLE COMMON SHARES OF THE SUBSIDIARY

           Under Canadian GAAP, redeemable common shares of the subsidiary, issued in 2000, that are redeemable at the option of the holders are classified as liabilities in accordance with the substance of the contractual arrangement and the definition of a financial liability. Under U.S. GAAP, those shares are considered as "mandatorily redeemable", and are classified outside of shareholders' equity and long-term liabilities, in the mezzanine section of the balance sheet. Interest expense is charged to deficit.

      D)   ORGANIZATION COSTS

           Under U.S. GAAP, all organization costs are expensed as incurred. Under Canadian GAAP, organization costs are accounted for as intangible assets and are amortized on a straight-line basis over a five-year period.

      E)   RESEARCH AND DEVELOPMENT COSTS

           Under U.S. GAAP, all development costs are expensed as incurred. Under Canadian GAAP, development costs which meet generally accepted criteria for deferral are capitalized and amortized. As at December 31, 2002, the company had not deferred any development costs.

      F)   SHORT-TERM INVESTMENTS


           Short-term investments, which are classified as available-for-sale securities, include the company's investment in bonds for which the company does not have the positive intent or ability to hold to maturity. Under U.S. GAAP, available-for-sale securities are carried at fair value with unrealized gains and losses net of the related tax effects as part of other comprehensive loss.

      NEW ACCOUNTING STANDARDS

      On June 15, 2001, the Financial Accounting Standards Board issued SFAS 143, "Accounting for Asset Retirement Obligation", which is effective for fiscal years beginning on or after June 15, 2002. This standard requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The company has not yet assessed the impact of the adoption of this new standard.


                                      (32)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      In October 2001, the Financial Accounting Standards Board issued SFAS 144, "Accounting for Impairment or Disposal of Long-Lived Assets", which supersedes SFAS 121 and the provisions of APB 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" with regard to reporting the effects of a disposal of a business segment. SFAS 144 retains many of the provisions of SFAS 121, but significantly changes the criteria that would have to be met to classify an asset as held for disposal such that long-lived assets to be disposed of other than by sale are considered held and used until disposed of. In addition, SFAS 144 retains the basic provisions of APB 30 for presentation of discontinued operations in the statement of operations but broadens that presentation to a component of an entity. This new standard is effective for fiscal years beginning on or after December 15, 2001. Adopting this new standard is not expected to have significant impact on the company's financial statements.

      In December 2001, the CICA Accounting Standards Board issued Accounting Guideline 13, "Hedging Relationships" (AcG 13), which is applicable to fiscal years beginning on or after July 1, 2003. AcG 13 specifies the circumstances in which hedge accounting is appropriate, including the identification, documentation, designation and effectiveness of hedges and the discontinuance of hedge accounting. The company will adopt AcG 13 prospectively effective January 1, 2004 and has not yet assessed the impact of the adoption of this new standard.

      In April 2002, the FASB issued SFAS 145 "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statements No. 13 and Technical Corrections". This new standard is effective for fiscal years beginning on or after May 15, 2002, or for transactions occurring after May 15, 2002 related to SFAS 13, paragraph 8 and 9c). This statement rescinds SFAS 4 "Reporting Gains and Losses from Extinguishment of Debt" and an amendment of that Statement, SFAS 64 "Extinguishments of Debt Made to Satisfy Sinking-Funds Requirements". This Statement also rescinds SFAS 44 "Accounting for Intangible Assets of Motor Carriers". This Statement amends SFAS 13 "Accounting for Leases" to eliminate an inconsistency between the required accounting for sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The company adopted this new standard prospectively on September 1, 2002, and its adoption had no significant impact on the company's financial statements.

      In June 2002, the FASB issued SFAS 146 "Accounting for Costs Associated with Exit or Disposal Activities". This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF No. 94-3, "Liability Recognition of Certain Employee Termination Benefits and Other Costs to Exit an Activity". This Statement improves financial reporting by requiring that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. This Statement specifies that a liability for a cost associated with an exit or disposal activity is incurred when the definition of a liability in SFAS 6 is met. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002. The company will adopt this new standard prospectively on January 1, 2003, and its adoption will have no impact on the company's financial statements.


                                      (33)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      In November 25, 2002, the Financial Accounting Standards Board issued FIN No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34", with disclosure requirements effective for years ending after December 15, 2002 and recognition and measurement requirements effective on a prospective basis for guarantees that are issued or modified after December 31, 2002.

      FIN No. 45 provides a definition and examples of a guarantee and requires disclosure of the nature of the guarantee, the maximum potential amount of future payments, the carrying amount of the related liability, if any, the recourse provisions and assets held as collateral under the terms of the guarantee and the extent to which the proceeds of collateral would cover the maximum potential liability.

      FIN No. 45 clarifies the requirement of SFAS No. 5, "Accounting for Contingencies", relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. It requires that the guarantor recognize a liability for the guarantee at its inception equal to its fair value at that time and that the liability is reduced as the risk under the guarantee reduces. The liability may be reduced at the end of the guarantee period, on a systematic amortization basis or as the fair value changes as appropriate.

      The company has adopted the disclosure requirements of FIN No. 45 for the year ended December 31, 2002 and the required disclosures are included in notes 5 and 11 of these financial statements.

      In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", revising the transition and disclosure provisions of FAS 123. FAS 148 allows companies to adopt FAS 123 under three different methods. In addition, FAS 148 requires increased disclosure for all companies, including those choosing not to adopt the accounting provision of FAS 123. The transition and disclosure changes are effective for fiscal years ending after December 15, 2002. The company has already disclosed the pro-forma information required.

      ACCOUNTING FOR STOCK-BASED COMPENSATION

      Under U.S. GAAP, the company shall measure compensation cost related to awards of stock options using the intrinsic value method of accounting. In this instance, however, under SFAS 123, Accounting for Stock-Based Compensation, the company is required to make pro forma disclosures of net earnings (loss), basic net earnings (loss) per share and diluted net earnings (loss) per share as if the fair value based method of accounting had been applied.

      The fair value of options granted was estimated using the Black-Scholes options pricing model with the following weighted average assumptions: a risk-free interest rate of 3.72% (5.1% for 2001 and 5.91% for 2000), an expected volatility of 57% (60% for 2001 and 63.54% for 2000), dividends of nil and an expected life of 2.7 years (4.7 years for 2001 and 2000). The weighted average grant-date fair value of options granted during the years ended December 31, 2002, 2001 and 2000 was $2.29, $4.16 and $5.92,
      respectively.


                                      (34)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      If the fair value based method had been used to account for stock-based compensation costs related to stock options issued to employees, the net loss and related net loss per share figures under U.S. GAAP would be as follows:

                                                                                  YEARS ENDED DECEMBER 31,
                                                               ----------------------------------------------------------------
                                                                          2002                   2001                   2000
                                                                             $                      $                      $
           Pro-forma net loss for the year                               26,656                  3,916                12,936
           Basic and diluted pro-forma net loss per share                  0.69                   0.13                  0.44

      RENTAL EXPENSES

      Rental expenses amounted to approximately $171,000 in 2002, $121,000 in 2001 and $19,000 in 2000.

      INCOME TAXES

      As a result of adjustments from Canadian GAAP to U.S. GAAP, future income tax assets under U.S. GAAP include an adjustment of $203,000 [$63,000 in 2001 and ($88,000) in 2000] related to the finished goods included in research and development costs. This would result in a corresponding adjustment in the valuation allowance under U.S. GAAP.

      UNAUDITED PRO-FORMA INFORMATION ON BUSINESS ACQUISITIONS

      Under U.S. GAAP, pro-forma information must be provided as though the business acquisition had occurred at the beginning of 2002 and 2001.

      The following unaudited pro-forma information reflects the results of operations as if the 2002 acquisitions had been completed on January 1, 2001 and 2002 and the 2001 acquisition had been completed on January 1, 2001.


                                      (35)

AETERNA LABORATORIES INC.
Notes to Consolidated Financial Statements
DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------

(tabular amounts in thousands of Canadian dollars, except share/option and per share/option data and as otherwise noted)

      Such information is not necessarily indicative of the actual results which would have been achieved, nor is it necessarily indicative of future consolidated results of the company:

                                                    2002                   2001
                                                       $                      $
       Revenues                                  132,872                82,407
       Net loss                                  (37,435)              (35,890)
       Basic and diluted net loss per share        (0.97)                (1.16)


21    COMPARATIVE FIGURES

      Certain comparative figures have been reclassified to conform with the current year presentation.


                                      (36)